     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 2002
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                            SKYWORKS SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                                           04-2302115
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                           Identification Number)


           20 SYLVAN ROAD, WOBURN, MASSACHUSETTS 01801 (781) 935-5150
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                                   ----------

                   NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                       SAVINGS AND RETIREMENT 401(k) PLAN
                     1999 EMPLOYEE LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plans)


                                 PAUL E. VINCENT
              VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                            SKYWORKS SOLUTIONS, INC.
                        20 SYLVAN ROAD, WOBURN, MA 01801
                                 (781) 935-5150
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   ----------

                                    CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                                             Proposed            Proposed
                                           Amount             Maximum             Maximum           Amount of
   Title of Each Class of                   to Be          Offering Price        Aggregate        Registration
Securities to Be Registered              Registered         Per Share(1)      Offering Price(1)       Fee(1)
--------------------------------------------------------------------------------------------------------------
Common Stock, $ .25 par value           70,000 Shares(2)       $4.65            $   325,500         $ 29.95
--------------------------------------------------------------------------------------------------------------
Common Stock, $ .25 par value        1,500,000 Shares(3)       $4.65            $ 6,975,000         $ 641.70
--------------------------------------------------------------------------------------------------------------
Common Stock, $ .25 par value       12,441,500 Shares(4)       $4.65            $57,852,975         $5,322.47
==============================================================================================================

(1) The registration fee has been calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low reported price of the Common Stock of Skyworks Solutions, Inc. on the Nasdaq National Market on September 30, 2002.

(2) Consists of 70,000 shares issuable under the Registrant's Non-Qualified Employee Stock Purchase Plan. Such presently indeterminable number of additional shares of Common Stock are registered as may become issuable under the anti-dilution provisions contained in the Registrant's Non-Qualified Employee Stock Purchase Plan.

(3) Consists of 1,500,000 shares issuable under the Registrant's Savings and Retirement 401(k) Plan.

(4) Consists of 12,441,500 shares issuable under the Registrant's 1999 Employee Long-Term Incentive Plan. Such presently indeterminable number of additional shares of Common Stock are registered as may become issuable under the anti-dilution provisions contained in the Registrant's 1999 Employee Long-Term Incentive Plan.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2002 filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2002 filed with the Commission pursuant to the Exchange Act;

         (c) The Registrant's Current Report on Form 8-K filed with the Commission pursuant to the Exchange Act on May 2, 2002;

         (d) The Registrant's Current Report on Form 8-K filed with the Commission pursuant to the Exchange Act on June 28, 2002, as amended on August 15, 2002;

         (e) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

         (f) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (SEC File No. 000-24357) filed with the Commission pursuant to the Exchange Act.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Seventh of the Registrant's Restated Certificate of Incorporation, as amended, eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breaches of their fiduciary duty (subject to certain exceptions, such as breaches of the duty of loyalty to the Registrant or its stockholders).

        The Registrant's Second Amended and Restated By-laws include provisions for mandatory indemnification of its directors, officers, employees or agents provided certain conditions are met. Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

        The effect of these provisions would be to permit such indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended, to the extent permitted under such act.

        The Registrant has directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

Number   Description
------   -----------

5        Legal Opinion of Testa, Hurwitz & Thibeault, LLP.

23(a) Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5 hereof).

23(b)    Consent of KPMG LLP.

24 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement.

               (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on October 2, 2002.



                                       SKYWORKS SOLUTIONS, INC.


                                       By: /s/ David J. Aldrich
                                           -------------------------------------
                                           DAVID J. ALDRICH
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER



                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Aldrich and Paul E. Vincent, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                      TITLE                                  DATE
         ---------                                      -----                                  ----

     /s/ David J. Aldrich               President and Chief Executive Officer             October 2, 2002
---------------------------------                   and Director
       David J. Aldrich                     (Principal Executive Officer)


      /s/ Paul E. Vincent              Vice President, Chief Financial Officer            October 2, 2002
---------------------------------                  and Treasurer
        Paul E. Vincent              (Principal Financial and Accounting Officer)


      /s/ Dwight W. Decker                Chairman of the Board of Directors              October 1, 2002
---------------------------------
       Dwight W. Decker


      /s/ Donald R. Beall                              Director                         September 30, 2002
---------------------------------
        Donald R. Beall


     /s/ Moiz M. Beguwala                              Director                         September 28, 2002
---------------------------------
       Moiz M. Beguwala


     /s/ Timothy R. Furey                              Director                         September 30, 2002
---------------------------------
       Timothy R. Furey


   /s/ Balakrishnan S. Iyer                            Director                         September 30, 2002
---------------------------------
     Balakrishnan S. Iyer


    /s/ David J. McLachlan                             Director                         September 30, 2002
---------------------------------
      David J. McLachlan


                                  EXHIBIT INDEX


Exhibit                                                              Sequential
Number                                                                 Page No.
-------                                                              ----------

5        Legal Opinion of Testa, Hurwitz & Thibeault, LLP.                6

23(a)    Consent of Testa, Hurwitz & Thibeault, LLP
         (contained in Exhibit 5 hereof).                                 6

23(b)    Consent of KPMG LLP.                                             7

24       Power of Attorney (included on the signature page
         of this Registration Statement).                                 5








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